UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

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ALLIED WORLD ASSURANCE COMPANY Proxy Update: Allied World Recommends Approval of Combined Chairman and CEO Roles and New Share Repurchase Program (Proposals 3 and 11 on Proxy Card) April 17, 2014 BERMUDA EUROPE HONGKONG SINGAPORE USA

Forward-Looking Statements & Safe Harbor This presentation contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements”. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements. As a result, there can be no assurance that the forward-looking statements included in this presentation will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this presentation might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements that may be made from time to time. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. ALLIED WORLD ASSURANCE COMPANY 2

Agenda Combined Chairman/CEO Roles Share Repurchase Program Allied World Recommendations Appendix WORLD

ISS proxy advisory services is recommending shareholders vote “Against” Allied World’s combined Chairman of the Board and CEO roles, stating that ISS “vote[s] against (re)election of combined chair CEOs at widely held European companies” For continental European companies, ISS will generally vote against the combined Chairman and CEO roles Our understanding is that for U.S. domiciled companies, ISS supports the combined Chairman and CEO roles if there is a sufficient counterbalancing governance structure in place ISS Recommendation: Against Combined Chairman of the Board and CEO Roles ALLIED WORLD ASSURANCE COMPANY 4

Allied World is recommending that shareholders approve Scott Carmilani to serve as Chairman of the Board until the Annual Shareholder Meeting in 2015 Scott Carmilani has served as Chairman of the Board of Allied World since January 2008 Under Scott Carmilani’s leadership as Chairman of the Board, President and CEO, Allied World has achieved considerable growth by expanding operations globally and has delivered superior value creation to shareholders (see slide 7) Allied World has a strong counterbalancing governance structure (see slide 6) For further information, please see Proposal 3 (pages 24-25) in the company’s Definitive Proxy Statement filed with the SEC on March 14, 2014 Allied World’s View: Approve Combined Chairman/CEO Roles ALLIED WORLD ASSURANCE COMPANY 5

Lead Independent Director – Bart Friedman Lead Independent Director has clearly delineated and comprehensive duties typically held by a non-executive Chairman, including approving meeting agendas and schedules for the Board (see page 20 of Proxy Statement) Independent directors – seven of eight directors are independent All active Board committees are comprised of independent directors Scott Carmilani, Chairman of the Board, is not a member of any of the following key committees of the Board of Directors: Audit Compensation Enterprise Risk Investment Nominating & Corporate Governance Strong Counterbalancing Governance Structure ALLIED WORLD ASSURANCE COMPANY 6

Superior Value Creation Five Year Growth in Book Value per Share 2009 – 2013 Peer Average = 89.8% 142.9% 136.4% 132.6% 114.7% 102.6% 96.7% 95.1% 90.6% 84.2% 75.0% 70.3% 56.3% 55.4% 51.5% XL Allied World(1) Arch Markel ProAssurance RLI Axis W.R. Berkley Endurance Hanover HCC Aspen Navigators Argo Growth in book value per share calculated by taking change in book value per share from December 31, 2008 through December 31, 2013 adjusted for regular and special dividends. Diluted book value per share used when available. 7 (1) Includes dividend of $0.50 per share declared in Q4 2013. Source: SNL Financial, Company filings ALLIED WORLD ASSURANCE COMPANY

Agenda Combined Chairman/CEO Roles Share Repurchase Program Allied World Recommendations Appendix ALLIED WORLD ASSURANCE COMPANY 8

ISS Recommendation: Against Share Repurchase Program ISS proxy advisory services is recommending shareholders vote “Against” Allied World’s new $500 million share repurchase program stating that the “proposal would allow the company to repurchase more than 10 percent of its share capital” In continental European markets, ISS supports share repurchase plans subject to the following limitations: o The company is allowed to hold no more than 10% of share capital in treasury o The plan is subject to a duration of no more than 5 years o The plan includes a repurchase limit equal to 10% of share capital Our understanding is that ISS has no such limitation on repurchase activity for U.S. domiciled companies ISS does note “authorities to repurchase shares in excess of the 10% repurchase limit will be assessed on a case-by-case basis. ISS may support such share repurchase authorities under special circumstances, which are required to be publicly disclosed by the company, provided that, on balance, the proposal is in shareholders’ interests. In such cases, the authority must comply with the following criteria: A holding limit of up to 10% of a company’s issued share capital in treasury (“on the shelf”); and Duration of no more than 18 months.” ALLIED WORLD ASSURANCE COMPANY 9 Active Capital Management Improves Shareholder Value

Allied World’s View: Approve Share Repurchase Program Allied World is recommending that shareholders approve a new $500 million, two year share repurchase program to replace the current repurchase program While AWH is a Swiss-domiciled company, it trades on the NYSE with a significant U.S. shareholder base However, even if ISS limitations are viewed within European framework: The first one million repurchased shares will only be re-issued to employees upon the vesting of outstanding equity awards; any additional common shares repurchased will be designated for cancellation and will not be re-issued for any purpose Allied World is subject to the Swiss statutory provisions that prohibit the company from holding in treasury more than 10% of its aggregate shares The duration of the share repurchase program is two years; well within ISS’s five-year prescribed window Given that the Allied World program has a two year duration, on an annualized basis it is unlikely that Allied World would exceed ISS’s 10% limitation A very similar share repurchase program was overwhelmingly approved by shareholders in 2012 Allied World has effectively used share repurchases as part of a broader capital management strategy to enhance shareholder value (see slide 11) For further information, please see Proposal 11 (page 31) in the company’s Definitive Proxy Statement filed with the SEC on March 14, 2014 ALLIED WORLD ASSURANCE COMPANY 10 ALLIED WORLD ASSURANCE COMPANY

Capital Management History Share Repurchases: As of February 2014, $1.9 billion of shares and warrants repurchased since December 2007 $192 million remaining capacity in share repurchase program as of February 2014 Dividends: Proposed 35% increase in dividend to $0.675 per share for May 2014 Annual General Meeting $343(2) million of common dividends paid since going public in 2006 Conservative Capital Position: Financial leverage of 18.5% at December 2013 (1) Excludes $243.8 million syndicated loan that was repaid on February 23, 2009. 11 (2) Includes dividends paid in April 2014. Diluted book value per share has more than doubled since 2008 (In millions, except for per share amounts) Active Capital Management Improves Shareholder Value Accumulated Share and Warrant Repurchases & Dividends Debt Shareholders’ Equity Diluted Book Value per Share $102.58 (In millions, except for per share amounts) $92.59 $80.11 $74.29 $59.56 $4,318 $4,124 $3,873 $3,947 $3,712 $46.05 $798 $798 $499 $798 $798 $2,916 $499(1) $3,213 $3,326 $3,520 $3,075 $3,149 $2,417 -$646 -$682 -$1,475 -$1,658 -$1,975 -$2,214 2008 (1) 2009 2010 2011 2012 2013 (2)

Combined Chairman/CEO Roles Share Repurchase Program Allied World Recommendations Appendix Agenda 12

Allied World Recommendation Summary Allied World recommends shareholders vote “For” all of Allied World’s proposals at its 2014 Annual Shareholder Meeting, including Proposals 3 and 11, which are to approve Scott Carmilani as Chairman of the Board and to approve a new $500 million share repurchase program, respectively Under Scott Carmilani’s guidance as the combined Chairman and CEO: Allied World has generated strong operating results and industry leading book value growth Allied World has exhibited a long history of prudent capital management that has been accretive to shareholder value Diluted book value per share has more than doubled since 2008 Allied World has maintained a strong capital base and credit ratings: Current financial strength ratings are “A” (Excellent) from A.M. Best, “A” (Strong) from S&P, “A2” (Good) from Moody’s, and “A+” (Good) by Fitch Allied World has effectively used share repurchases to enhance shareholder value: Allied World cannot hold more than 10% of its share capital in treasury pursuant to Swiss law 13

Combined Chairman/CEO Roles Share Repurchase Program Allied World Recommendations Appendix Agenda 14

Non-GAAP Financial Measures In presenting the company’s results, management has included and discussed in this presentation a financial measure that is not a generally accepted accounting principle (“non-GAAP”) within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that this non-GAAP measure, which may be defined differently by other companies, better explains the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, this measure should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”). The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns. See slide 16 for a reconciliation of the non-GAAP measure used in this presentation to its most directly comparable GAAP measure. 15

Non-GAAP Financial Measures—Reconciliations ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION (Expressed in thousands of United States dollars, except share and per share amounts) As of As of December 31, December 31, 2013 2012 Price per share at period end $ 112.81 $ 78.80 Total shareholders’ equity $ 3,519,826 $ 3,326,335 Basic common shares outstanding 33,417,882 34,797,781 Add: unvested restricted share units 47,899 135,123 Add: performance based equity awards 268,173 485,973 Add: employee share purchase plan 18,532 10,750 Add: dilutive options outstanding 976,104 1,224,607 Weighted average exercise price per share $ 48.22 $ 47.02 Deduct: options bought back via treasury method (417,229) (730,652) Common shares and common share equivalents outstanding 34,311,361 35,923,582 Basic book value per common share $ 105.33 $ 95.59 Diluted book value per common share $ 102.58 $ 92.59 16